Exhibit 99.1

Altimar Acquisition Corporation Announces Effectiveness of Registration Statement and Special Meeting Date for Proposed Business Combination with Owl Rock Capital Group and Dyal Capital Partners to form Blue Owl Capital Inc.

New York, May 3, 2021 /PRNewswire/ — Altimar Acquisition Corporation, a special purpose acquisition company (the “Company” or “Altimar”) (NYSE: ATAC), announced today that the U.S. Securities and Exchange Commission (the “SEC”), has declared effective its Registration Statement on Form S-4 (as amended, the “Registration Statement”), which includes a definitive proxy statement/prospectus (the “Proxy Statement”) in connection with its previously announced proposed business combination (the “Business Combination”) with Owl Rock Capital Group (”Owl Rock”) and Dyal Capital Partners (“Dyal”) to form Blue Owl Capital Inc. (“Blue Owl”). Altimar also announced that it has set a record date of April 23, 2021 (the “Record Date”) and a meeting date of May 18, 2021 for its extraordinary general meeting (the “Special Meeting”) to approve the Business Combination.

The closing of the Business Combination is subject to approval by the Company’s shareholders and the satisfaction of other customary closing conditions. All required approvals from Owl Rock and Dyal stakeholders have been obtained. The Business Combination is expected to close promptly after the Special Meeting.

“We are pleased to reach this critical milestone in the transaction process, and with approvals from Owl Rock and Dyal stakeholders, look forward to successfully completing the proposed merger, as planned,” said Tom Wasserman, Chairman and CEO of Altimar Acquisition Corporation.

Due to the Covid-19 pandemic and the various travel and other restrictions in place, the Special Meeting will be held virtually and Altimar shareholders can attend the Special Meeting using the virtual meeting instructions set forth on their proxy cards. If any Altimar shareholder does not receive the Proxy Statement, that shareholder should contact their broker or contact Innisfree M&A Incorporated (“Innisfree”), Altimar’s proxy solicitor, for assistance, toll-free at (877) 456-3463 (banks and brokers can call collect at (212) 750-5571). Altimar shareholders who have questions or need assistance in voting their shares are instructed to call Innisfree at (877) 456-3463.

Altimar shareholders can register for the Special Meeting by visiting the following link: https://www.cstproxy.com/altimarspac/sm2021/. Only Altimar shareholders with valid control numbers from their proxy cards may submit questions. Altimar shareholders will have the opportunity to submit questions both in advance of the Special Meeting and during the Special Meeting, in each case upon receipt of their proxy cards and the control numbers set forth therein. All questions should be submitted via the chat box on the virtual meeting page on the link listed above. Questions submitted in advance of the Special Meeting and during the Special Meeting will be addressed during the Special Meeting as time permits and at the sole and absolute discretion of Altimar. Questions will be addressed in the order received. Altimar shareholders who need assistance submitting questions should call Continental Stock Transfer & Trust Company, Altimar’s virtual meeting provider, at (917) 262-2373.

About Altimar Acquisition Corporation

Altimar Acquisition Corporation is a special purpose acquisition company sponsored by Altimar Sponsor, LLC, an affiliate of HPS Investment Partners, LLC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. For more information, visit www.altimaracquisition.com.

About Owl Rock Capital

Owl Rock Capital Group, together with its subsidiaries, is a New York based alternative asset manager with approximately $27.1 billion of assets under management as of December 31, 2020. Owl Rock’s platform consists of multiple investment funds and products including business development companies. Owl Rock is comprised of a team of seasoned investment professionals with significant and diverse experience from some of the world’s leading investment firms and financial institutions. Owl Rock’s relationship-oriented approach to investing seeks to provide companies with sizeable commitments to facilitate transactions and support their growth needs with certainty, speed and transparency throughout the entire investment process. For more information, please visit us at www.owlrock.com.

About Dyal Capital Partners

Dyal Capital Partners seeks to acquire minority equity stakes in and provide financing to established alternative asset managers. With over a decade of experience transacting with institutional financial firms, Dyal has completed over 50 equity and debt transactions and manages approximately $23.8 billion in aggregate capital commitments as of December 31, 2020. Central to Dyal’s success is our Business Services Platform (the “BSP”). The BSP is a team that provides strategic support to underlying management company partners in various areas, primarily including capital strategy and advisory services. Part of Neuberger Berman, the Dyal team is located in New York, London, and Hong Kong.

Important Additional Information about the Business Combination and Where to Find It:

In connection with the Business Combination, a registration statement on Form S-4 (the “Registration Statement”) has been declared effective by the Securities and Exchange Commission (the “SEC”), which includes a definitive proxy statement of Altimar with respect to the Special Meeting. Altimar’s shareholders and other interested persons are advised to read the Registration Statement and combined proxy statement/prospectus contained therein and any documents filed in connection therewith, as these materials will contain important information about Blue Owl, Altimar, and the Business Combination. The Proxy Statement will be mailed to Altimar’s shareholders who were holders of record as of April 23, 2021. The documents filed by Altimar with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Altimar may be obtained free of charge from Altimar at www.altimaracquisition.com. Alternatively, these documents can be obtained free of charge from Altimar upon written request to Altimar Acquisition Corporation, 40 West 57th Street, New York, New York 10019, Attn: Secretary, or by calling 212-287-6767.

Participants in the Solicitation

Altimar and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Altimar, in favor of the approval of the Business Combination. For information regarding Altimar’s directors and executive officers, please see Altimar’s annual report on Form 10-K filed with the SEC on February 24, 2021 and as amended on April 22, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement. Free copies of these documents may be obtained as described in the preceding section.

Non-Solicitation

The disclosure herein is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Altimar, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a definitive document.

Forward-Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of Altimar are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements regarding the proposed Business Combination and expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altimar’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability of Altimar to complete the proposed Business Combination with Owl Rock and Dyal; the risk of delays in the expected timing of the closing of the proposed Business Combination with Owl Rock and Dyal; the risk that Altimar shareholder approval of the proposed Business Combination is not obtained; the inability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, the amount of funds available in Altimar’s trust account following any redemptions by Altimar’s stockholders; changes in general economic conditions, including as a result of the COVID-19 pandemic; the outcome of litigation related to or arising out of the proposed Business Combination, or any adverse developments therein or delays or costs resulting therefrom; the ability to meet the New York Stock Exchange’s listing standards following the consummation of the proposed Business Combination; costs related to the proposed Business Combination; those factors discussed in Altimar’s annual report on Form 10-K, filed with the SEC on February 24, 2021 and as amended on April 22, 2021, under the heading “Risk Factors”; those factors discussed in the Proxy Statement under the heading “Risk Factors” and other documents of Altimar filed, or to be filed, with the SEC. Altimar does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Altimar Acquisition Corporation

info@altimarspac.com